Richard B. Raymer Partner Direct Dial: 416.595.2681 Direct Facsimile: 416.595.5021 rraymer@hodgsonruss.com

EXHIBIT 5.1

January 15, 2007

ICP Solar Technologies Inc.
7075 Place Robert - Joncas Unit 131
Montreal, Quebec H4M 2Z2
Canada

Re: Registration Statement on Form SB-2
       Registration No. 333-137394

Ladies and Gentlemen:

We have acted as counsel to ICP Solar Technologies Inc., a Nevada corporation the former name of which was PC Financial Services Inc., (the "Company") in connection with the .filing with the Securities and Exchange Commission (the "Commission") on November 14, 2006 of a registration statement on Form SB-2 (the "Registration Statement"), which relates to the registration of 10,000,000 shares of the common stock, par value $0.00001 per share, of the Company (collectively the "Common Shares"). The Common Shares are to be offered for resale by the selling stockholders identified in the Registration Statement and consist of (1) 2,500,000 of the Common Shares held by such selling stockholders (collectively the "Existing Shares"), (2) 2,500,000 of the Common Shares issuable to certain of such selling stockholders upon conversion of convertible notes (collectively the "Conversion Shares") and (3) 5,000,000 of the Common Shares issuable to certain of such selling stockholders upon exercise of warrants (collectively the "Warrant Shares").

This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended, (the "Act").

The opinion set forth in this letter is subject to the following qualifications:

ICP Solar Technologies Inc.
January 15, 2007

1.     In giving the opinion set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Articles of Incorporation and the Code of Bylaws of the Company, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (i) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

2.     We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.

3.     We do not express any opinion concerning any law other than the General Corporation Law of the State of Nevada, the provisions of the Constitution of the State of -Nevada relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Nevada and such provisions of the Constitution of the State-of Nevada (collectively the "General Corporation Law of the State of Nevada").

4.     The opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

5.     This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on the opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that under the General Corporation Law of the State of Nevada and the Articles of Incorporation and the Code of Bylaws of the Company (i) the Common Shares have been duly authorized, (2) the Existing Shares have been legally issued and are fully paid and nonassessable and (3) the Conversion Shares, when issued in accordance with the provisions of the convertible notes relating thereto, and the Warrant Shares, when issued in accordance with the provisions of the warrants relating thereto, will be legally issued, fully paid and nonassessable.

ICP Solar Technologies Inc.
January 15, 2007

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP